Exhibit 5.5

1000 WILSHIRE BOULEVARD, SUITE 1500, LOS ANGELES, CALIFORNIA 90017-2457 TELEPHONE (213) 891-0700 / FAX (213) 896-0400

April 23, 2015

International Lease Finance Corporation
10250 Constellation Boulevard, Suite 3400
Los Angeles, California 90067

Dear Ladies and Gentlemen:

We have served as California counsel to International Lease Finance Corporation (the “Company”), a California corporation and a wholly-owned subsidiary of AerCap Holdings N.V. (the “Parent Guarantor”), a public limited liability company existing under the laws of The Netherlands, in connection with certain matters relating to the filing by AerCap Ireland Capital Limited (the “Irish Issuer”), AerCap Global Aviation Trust (the “U.S. Issuer,” and, together with the Irish Issuer, the “Issuers”) and the Guarantors (as defined below) with the Securities and Exchange Commission of a registration statement on Form F-4 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed issuance and offers to exchange (the “Exchange Offers”) (1) new 2.75% Senior Notes due 2017 (the “2.75% Exchange Notes”), to be registered under the Securities Act, for any of their unregistered outstanding 2.75% Senior Notes due 2017 (the “Unregistered 2.75% Notes”); (2) new 3.75% Senior Notes due 2019 (the “3.75% Exchange Notes”), to be registered under the Securities Act, for any of their unregistered outstanding 3.75% Senior Notes due 2019 (the “Unregistered 3.75% Notes”); (3) new 4.50% Senior Notes due 2021 (the “4.50% Exchange Notes”), to be registered under the Securities Act, for any of their unregistered outstanding 4.50% Senior Notes due 2021 (the “Unregistered 4.50% Notes”) and (4) new 5.00% Senior Notes due 2021 (the “5.00% Exchange Notes” and, together with the 2.75% Exchange Notes, the 3.75% Exchange Notes and the 4.50% Exchange Notes, the “Exchange Notes”), to be registered under the Securities Act, for any of their unregistered outstanding 5.00% Senior Notes due 2021 (the “Unregistered 5.00% Notes” and, together with the Unregistered 2.75% Notes, the Unregistered 3.75% Notes and the Unregistered 4.50% Notes, the “Unregistered Notes”).  The Exchange Notes are to be issued pursuant to an indenture dated as of May 14, 2014 (the “Original Indenture” and, as supplemented by the Supplemental Indentures referred to below, the “Indenture”), among the Issuers, the guarantors party thereto (the “Guarantors”) and Wilmington Trust, National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture relating to the 2.75% Senior Notes due 2017 dated as of May 14, 2014 (the “First Supplemental Indenture”), among the Issuers, the Guarantors and the Trustee, the Second Supplemental Indenture relating to the 3.75% Senior Notes due 2019 dated as of May 14, 2014 (the “Second Supplemental Indenture”), among the Issuers, the Guarantors and the Trustee, the Third Supplemental Indenture relating to the 4.50% Senior

Notes due 2021 dated as of May 14, 2014 (the “Third Supplemental Indenture”), among the Issuers, the Guarantors and the Trustee, the Fourth Supplemental Indenture relating to the 5.00% Senior Notes due 2021 dated as of September 29, 2014 (the “Fourth Supplemental Indenture”), among the Issuers, the Guarantors and the Trustee, and the Fifth Supplemental Indenture dated as of September 29, 2014 (the “Fifth Supplemental Indenture” and, together with the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, and the Fourth Supplemental Indenture, the “Supplemental Indentures”), among the Issuers, the Guarantors and the Trustee.  The Exchange Notes are to be guaranteed (the “Guarantees”) on a senior unsecured basis by the Company on the terms and subject to the conditions set forth in the Indenture.

In giving this opinion, we have examined:

(a)                                 the Indenture;

(b)                                 the Guarantees (as contained in the Indenture);

(c)                                  the form of Exchange Notes (as contained in the Indenture);

(d)                                 the Exchange and Registration Rights Agreement of AerCap Ireland Capital Limited and AerCap Global Aviation Trust, dated as of May 14, 2014;

(e)                                  the Exchange and Registration Rights Agreement of AerCap Ireland Capital Limited and AerCap Global Aviation Trust, dated as of September 29, 2014;

(f)                                   the Restated Articles of Incorporation of the Company, dated as of October 22, 2008, as filed with the Secretary of State of the State of California;

(g)                                  the Bylaws of the Company;

(h)                                 a certificate of status of the Company issued by the Secretary of State of the State of California, dated as of April 16, 2015 (the “Good Standing Certificate”); and

(i)                                     certified copies of resolutions of the Board of Directors of the Company authorizing the execution delivery and performance of the Indenture and the Guarantees.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

In rendering the opinions expressed herein, we have reviewed such matters of law and examined original, or copies certified or otherwise identified, of such documents, records, agreements and certificates as we have deemed necessary as a basis for the opinions expressed herein.  In such review, we have assumed the genuineness of all signatures, the capacity of all natural persons, the authenticity of all documents and certificates submitted to us as originals or duplicate originals, the conformity to original documents and certificates of the documents and certificates submitted to us as certified, photostatic, conformed, electronic or facsimile copies, the authenticity of the originals of such latter documents and certificates, the accuracy and completeness of all statements contained in all such documents and certificates, and the integrity and completeness of the minute books and records of the Company to the date hereof.  As to all questions of fact material to the opinions expressed herein that have not been independently established, we have relied, without investigation or analysis of any underlying data, upon certificates and statements of public officials and representatives of the Company.

In rendering the opinions set forth below, we have also assumed that prior to the issuance of any of the Exchange Notes pursuant to the Exchange Offers, the Registration Statement, as may then be amended, will have become effective under the Securities Act and such effectiveness shall not have been terminated or rescinded and the Indenture shall have been qualified pursuant to the Trust Indenture Act of 1939, as amended.

In rendering the opinions in paragraph 1, we have relied solely upon the Good Standing Certificate, and such opinion is rendered as of the date of such certificate. We express no opinion as to the tax good standing of the Company in any jurisdiction.

Upon the basis of such examination, and subject to the limitations and qualifications expressed herein, we are of the opinion that:

(1)                                 The Company is a corporation validly existing and in good standing under the laws of the State of California.

(2)                                 The Company has the corporate power to enter into and perform its obligations under the Indenture and the Guarantees.

(3)                                 The Original Indenture and each Supplemental Indenture thereto to which the Company is a party has been duly authorized by all necessary corporate action of the Company and has been executed and delivered by the Company.

(4)                                 The Guarantees have been authorized by all necessary corporate action of the Company.

The foregoing opinions are limited to the laws of the State of California, and we are expressing no opinion as to the effect of the laws of other jurisdictions.  This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.  This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur, which could affect the opinions contained herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus that is included in the Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Buchalter Nemer
Buchalter Nemer, a Professional Corporation